                                                                    EXHIBIT 23.1

        CONSENT OF PRICEWATERHOUSECOOPERS, LLP, INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2001 relating to the financial statements and financial statement schedule of Digital Lightwave, Inc. and its subsidiary, which appears in Digital Lightwave, Inc. and its subsidiary's Annual Report on Form 10-K for the year ended December 31, 2000.

/S/ PricewaterhouseCoopers, LLP

Tampa, Florida
May 16, 2001